UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2016

IHS MARKIT LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-36495	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place, 25 Ropemaker Street London, England EC2Y 9LY
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 20 7260 2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

As previously disclosed, IHS Markit Ltd. (“IHS Markit”), together with certain major international investment banks and ISDA, has been the subject of an investigation since 2011 of the credit default swaps information market by the Competition Directorate General of the European Commission (“EC”). On July 20, 2016, the EC formally adopted a set of commitments agreed to by and legally binding on IHS Markit, which constitute a full resolution of the investigation with respect to IHS Markit without any finding of wrongdoing or monetary liability (the “Final Commitments”).

In the Final Commitments, IHS Markit agrees to certain obligations regarding the governance and composition of its index advisory committees for its CDX and iTraxx CDS indices and the licensing of these indices for certain exchange-traded products. The Final Commitments do not differ materially from the proposed commitments initially published by the EC for a period of consultation in April 2016. Management does not expect the Final Commitments to have a material adverse effect on IHS Markit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: July 20, 2016	By:	/s/ Sari Granat
Sari Granat
Executive Vice President and General Counsel